                                                                   EXHIBIT 20(4)


                                NATIONAL UNION
                            FIRE INSURANCE COMPANY               POLICY NUMBER:
                             OF PITTSBURGH, PA.(R)               485-25-20

                            A CAPITAL STOCK COMPANY              RENEWAL OF:

                            ADMINISTRATIVE OFFICES:
                   70 PINE STREET, NEW YORK, N.Y. 10270-0150

       DIRECTORS AND OFFICERS INSURANCE AND COMPANY REIMBURSEMENT POLICY

NOTICE: EXCEPT TO SUCH EXTENT AS MAY OTHERWISE BE PROVIDED HEREIN, THE COVERAGE OF THIS POLICY IS LIMITED GENERALLY TO LIABILITY FOR ONLY THOSE CLAIMS THAT ARE FIRST MADE AGAINST THE INSUREDS AND REPORTED TO THE INSURER DURING THE POLICY PERIOD. PLEASE READ THE POLICY CAREFULLY AND DISCUSS THE COVERAGE THEREUNDER WITH YOUR INSURANCE AGENT OR BROKER.

NOTICE: THE LIMIT OF LIABILITY AVAILABLE TO PAY JUDGMENTS OR SETTLEMENTS SHALL BE REDUCED BY AMOUNTS INCURRED FOR LEGAL DEFENSE. AMOUNTS INCURRED FOR LEGAL DEFENSE SHALL BE APPLIED AGAINST THE RETENTION AMOUNT.


NOTICE: THE INSURER DOES NOT ASSUME ANY DUTY TO DEFEND; HOWEVER, THE INSURER MAY, AND IN CERTAIN CIRCUMSTANCES MUST, ADVANCE DEFENSE COSTS PAYMENTS PRIOR TO THE FINAL DISPOSITION OF A CLAIM.

                                  DECLARATIONS

ITEM 1. NAMED CORPORATION: ZEROS USA INCORPORATED

        MAILING ADDRESS: BOX Z
                         HIGHLANDS, TX 77562

        STATE OF INCORPORATION OF THE NAMED CORPORATION:
                         Texas

ITEM 2. SUBSIDIARY COVERAGE: any past, present or future Subsidiary of the Named Corporation

ITEM 3. POLICY PERIOD: From April 15, 1997 to April 15, 1998 (12:01 A.M. Standard Time at the address stated in Item 1)

ITEM 4. LIMIT OF LIABILITY: $500,000 aggregate for Coverages A and B combined
                                     (including Defense Costs)

ITEM 5. RETENTION:

        Company Reimbursement and indemnifiable Loss: $20,000 for Loss arising from claims
                                                              alleging the same
                                                              Wrongful Act or
                                                              related Wrongful
                                                              Acts.

ITEM 6. PREMIUM: $5,500



                                             /s/ [ILLEGIBLE]        Apr 17, 1997
                                        ---------------------------------------
BUSINESS INSURANCE AGENCY, INC.                 Authorized Representative
1000 N. POST OAK ROAD
NUMBER 255
HOUSTON, TX 77055             ----------------              -------------
   285079                     Countersignature              Countersigned
                                    Date                         At

          NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA.(R)

       DIRECTORS AND OFFICERS INSURANCE AND COMPANY REIMBURSEMENT POLICY

In consideration of the payment of the premium, and in reliance upon the statements made to the Insurer by application forming a part hereof and its attachments and the material incorporated therein, National Union Fire Insurance Company of Pittsburgh, PA.(R) herein called the "Insurer", agrees as follows:

1.   INSURING AGREEMENTS

     COVERAGE A: DIRECTORS AND OFFICERS INSURANCE

     This policy shall pay the Loss of each and every Director or Officer of the Company arising from any claim or claims first made against the Directors or Officers and reported to the Insurer during the Policy Period or the Discovery Period (if applicable) for any alleged Wrongful Act in their respective capacities as Directors or Officers of the Company, except for and to the extent that the Company has indemnified the Directors or Officers. The Insurer shall, in accordance with and subject to Clause 9, advance to each and every Director and Officer the Defense Costs of such claim or claims prior to their final disposition.

     COVERAGE B: COMPANY REIMBURSEMENT INSURANCE

     This policy shall reimburse the Company for Loss arising from any claim or claims which are first made against the Directors or Officers and reported to the Insurer during the Policy Period or the Discovery Period (if applicable) for any alleged Wrongful Act in their respective capacities as Directors or Officers of the Company, but only when and to the extent that the Company has indemnified the Directors or Officers for such Loss "pursuant to law, common or statutory, or contract, or the Charter or By-laws of the Company duly effective under such law which determines and defines such rights of indemnity.

2.   DEFINITIONS

     (a) The "Company" means the Named Corporation designated in Item 1 of the Declarations and any Subsidiary thereof.

     (b) "Defense Costs" means reasonable and necessary fees, costs and expenses consented to by the Insurer (including premiums for any appeal bond, attachment bond or similar bond, but without any obligation to apply for or furnish any such bond) resulting solely from the investigation, adjustment, defense and appeal of any claim against the Insureds, but excluding salaries of Officers or employees of the Company.

     (c) "Insured(s)", or "Director(s) or Officer(s)", means any past, present or future duly elected or appointed Directors or Officers of the Company. Coverage will automatically apply to all new Directors or Officers after the inception date of this policy.

     (d) "Loss" means damages, judgments, settlements and Defense Costs; however, Loss shall not include civil or criminal fines or penalties imposed by law, punitive or exemplary damages, the multiplied portion of multiplied damages, taxes, any amount for which the Insureds are not financially liable or which are without legal recourse to the Insureds, or matters which may be deemed uninsurable under the law pursuant to which this policy shall be construed.

     (e) "Policy Period" means the period of time from the inception date shown in Item 3 of the Declarations to the earlier of the expiration date shown in Item 3 of the Declarations or the effective date of cancellation of this policy; however, to the extent that coverage under this policy replaces coverage in other policies terminating at noon standard time on the inception date of such coverage hereunder, then such coverage as is provided by this policy shall not become effective until such other coverage has terminated.

     (f) "Subsidiary" means a corporation or which the Named Corporation owns on or before the inception of the Policy Period more than 50% of the issued and outstanding voting stock either directly or indirectly through one or more of its Subsidiaries.

          "Subsidiary" also means any corporation which becomes a Subsidiary during the Policy Period but only upon the condition that within 90 days of its becoming a Subsidiary, the Named Corporation shall have provided the Insurer with full particulars of the new Subsidiary and agreed to any additional premium and/or amendment of the provisions of this policy required by the Insurer relating to such new Subsidiary. Further, coverage as shall be afforded to the new Subsidiary is conditioned upon the Named Corporation paying when due any additional premium required by the Insurer relating to such new Subsidiary. A corporation becomes a Subsidiary when the Named Corporation owns more than 50% of the issued and outstanding voting stock either directly or indirectly through one or more of its Subsidiaries.

     (g) "Wrongful Act" means any breach of duty, neglect, error, misstatement, misleading statement, omission or act by the Directors or Officers of the Company in their respective capacities as such, or any matter claimed against them solely by reason of their status as Directors or Officers of the Company.

3.   EXTENSIONS

     Subject otherwise to the terms hereof, this policy shall cover Loss arising from any claims made against the estates, heirs, or legal representatives of deceased Directors or Officers, and the legal representatives of Directors or Officers in the event of their incompetency, insolvency or bankruptcy, who were Directors or Officers at the time the Wrongful Acts upon which such claims are based were committed.

4.   EXCLUSIONS

     The Insurer shall not be liable to make any payment for Loss in connection with any claim or claims made against the Directors or Officers:

     (a) arising out of, based upon or attributable to the gaining in fact of any personal profit or advantage to which they were not legally entitled;

     (b) arising out of, based upon or attributable to the committing in fact of any criminal or deliberate fraudulent act;

     (c) arising out of, based upon or attributable to the payment to the Insureds of any remuneration without the previous approval of the stockholders of the Company, which payment without such previous approval shall be held to have been illegal;

     (d) arising out of, based upon or attributable to profits in fact made from the purchase or sale by the Insureds of securities of the Company within the meaning of Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto or similar provisions of any state statutory law;

     (The Wrongful Act of any Director or Officer shall not be imputed to any other Director or Officer for the purpose of determining the applicability of the foregoing exclusions 4(a) through 4(d))

     (e) alleging, arising out of, based upon or attributable to any attempt, whether successful or unsuccessful, by any person or entity to acquire securities of the Company against the opposition of the Board of Directors of the Company ("Board"), or any action, whether successful or unsuccessful, by the Company or the Board to resist such attempts; however, this exclusion shall not apply if, before taking any such resistive action, the Company or the Board has obtained a written opinion (1) from independent legal counsel that such resistive action is a lawful exercise of the Board's business judgment and (2) from an independent investment banking firm that the price of such acquisition of securities is inadequate, and that any financial transaction approved by the Board which is resistive of such acquisition is fair to the Company and its shareholders;

     (f) alleging, arising out of, based upon or attributable to any failure or omission on the part of the Insureds or the Company to effect and maintain insurance;

     (g) alleging, arising out of, based upon or attributable to the facts alleged, or to the same or related Wrongful Acts alleged or contained, in any claim which has been reported, or in any circumstances of which notice has been given, under any policy of which this policy is a renewal or replacement or which it may succeed in time;

     (h) alleging, arising out of, based upon or attributable to any pending or prior litigation as of the inception date of this policy, or alleging or derived from the same or essentially the same facts as alleged in such pending or prior litigation;

     (i) which are brought by any Insured or the Company; or which are brought by any security holder of the Company, whether directly or derivatively, unless such claim(s) is instigated and continued totally independent of, and totally without the solicitation of, or assistance of, or active participation of, or intervention of, any Insured or the Company; provided, however, this exclusion shall not apply to wrongful termination of employment claims brought by a former employee other than a former employee who is or was a Director of the Company;

     (j) alleging, arising out of, based upon, attributable to, or in any way involving, directly or indirectly;

          (1) the actual, alleged or threatened discharge, dispersal, release or escape of pollutants, or

          (2) any direction or request to test for, monitor, clean up, remove, contain, treat, detoxify or neutralize pollutants,

          including but not limited to claims alleging damage to the Company or its shareholders.

          Pollutants includes (but is not limited to) any solid, liquid, gaseous or thermal irritant or contaminant, including smoke, vapor, soot, fumes, acids, alkalis, chemicals and waste. Waste includes (but is not limited to) materials to be recycled, reconditioned or reclaimed;

     (k) alleging, arising out of, based upon or attributable to any act or omission in their capacities as directors or officers of any other entity other than the Company, or by reason of their status as a director or officer of such other entity;

     (l) for violation(s) of any of the responsibilities, obligations or duties imposed upon fiduciaries by the Employee Retirement Income Security Act of 1974 or amendments thereto or any similar provisions of state statutory law or common law,

     (m) for bodily injury, sickness, disease, death or emotional distress of any person, or damage to or destruction of any tangible property, including the loss of use thereof, or for injury from oral or written publication of a libel or slander or of other defamatory or disparaging material or of material that violates a person's right of privacy;

     (n) of any Subsidiary for any alleged Wrongful Act occurring at any time when the Named Corporation did not own more than 50% of the issued and outstanding voting stock of such Subsidiary either directly or indirectly through one or more of its Subsidiaries.

5.   LIMIT OF LIABILITY-(FOR ALL LOSS-INCLUDING DEFENSE COSTS)

     The limit of liability stated in Item 4 of the Declarations is the limit of the Insurer's liability for all Loss, under Coverage A and Coverage B combined, arising out of all claims first made against the Insureds and reported to the Insurer during the Policy Period and the Discovery Period (if applicable); however, the limit of liability for the Discovery Period shall be part of, and not in addition to, the limit of liability for the Policy Period. Further, any claim which is made subsequent to the Policy Period or Discovery Period (if applicable) which pursuant to Clause 8(b) or 8(c) is considered made during the Policy Period or Discovery Period shall also be subject to the one aggregate limit of liability stated in
     Item 4 of the Declarations.

     DEFENSE COSTS ARE NOT PAYABLE BY THE INSURER IN-ADDITION TO THE LIMIT OF LIABILITY. DEFENSE COSTS ARE PART OF LOSS AND AS SUCH ARE SUBJECT TO THE LIMIT OF LIABILITY FOR LOSS.

6.   RETENTION-INDEMNIFIED OR INDEMNIFIABLE LOSS

     The Insurer shall only be liable for the amount of Loss arising from a claim which is in excess of the retention amount stated in Item 5 of the Declarations, such retention amount to be borne by the Company and/or the Insureds and shall remain uninsured, with regards to all Loss under Coverage A or B for which the Company has indemnified or is permitted or required to indemnify the Insured(s). A single retention amount shall apply to Loss arising from all claims alleging the same Wrongful Act or related Wrongful Acts,

7.   COINSURANCE CLAUSE

     The Insurer shall be liable to pay 95% of Loss excess of the retention amount described in Clause 6 up to the Limit of Liability described in Clause 5, it being a condition of this insurance that the remaining 5% of each and every Loss shall be carried by the Company and the Insureds at their own risk and be uninsured.

8.   NOTICE/CLAIM REPORTING PROVISIONS

     NOTICE HEREUNDER SHALL BE GIVEN IN WRITING TO NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA,(R). FINANCIAL SERVICES CLAIMS DEPARTMENT, 70 PINE STREET, NEW YORK, N.Y. 10270-0150.

     IF MAILED, THE DATE OF MAILING OF SUCH NOTICE SHALL CONSTITUTE THE DATE THAT SUCH NOTICE WAS GIVEN AND PROOF OF MAILING SHALL BE SUFFICIENT PROOF OF NOTICE.

     (a) The Company or the Insureds shall, as a condition precedent to the obligations of the Insurer under this policy, give written notice to the Insurer as soon as practicable during the Policy Period, or during the Discovery Period (if applicable), of any claim made against the Insureds.

     (b) If during the Policy Period or during the Discovery Period (if applicable) written notice of a claim has been given to the Insurer pursuant to Clause 8(a) above, then any claim which is subsequently made against the Insureds and reported to the Insurer alleging, arising out of, based upon or attributable to the facts alleged in the claim of which such notice has been given, or alleging any Wrongful Act which is the same as or related to any Wrongful Act alleged in the claim of which such notice has been given, shall be considered made at the time such notice was given.

     (c) If during the Policy Period or during the Discovery Period (if applicable) the Company or the Insureds shall become aware of any circumstances which may reasonably be expected to give rise to a claim being made against the Insureds and shall give written notice to the Insurer of the circumstances and the reasons for anticipating such a claim, with full particulars as to dates and persons involved, then any claim which is subsequently made against the Insureds and reported to the Insurer alleging, arising out of, based upon or attributable to such circumstances or alleging any Wrongful Act which is the same as or related to any Wrongful Act alleged or contained in such circumstances, shall be considered made at the time such notice of such circumstances was given.

9. DEFENSE COSTS, SETTLEMENTS, JUDGMENTS (INCLUDING THE ADVANCEMENT OF DEFENSE COSTS)

     Under Coverage A, except as hereinafter stated, the Insurer shall advance Defense Costs prior to the final disposition of the claim, unless such Defense Costs have been advanced by the Company. Such advance payments by the Insurer shall be repaid to the Insurer by the Insureds, severally according to their respective interests, in the event and to the extent that the Insureds shall not be entitled under the terms and. conditions of this policy to payment of such Loss. Notwithstanding the foregoing, if the Company is required or permitted to advance such Defense Costs in accordance with the fullest application of law, common or statutory, or contract, or the Charter or By-laws of the Company, then the Insurer assumes no duty to advance Defense Costs prior to the final disposition of the claim and the retention amount as stated in item 5 of the Declarations shall apply to such Loss. In such case, however, the Insurer may, in its absolute discretion, advance all or any part of such Defense Costs prior to the final disposition of the claim and in such event the advance payments by the Insurer shall be repaid to the Insurer by the Company or the Insureds, severally according to their respective interests, in the event and to the extent that the Company or the Insureds shall not be entitled under the terms and conditions of this policy to payment of such Loss.

     Under Coverage B, the Insurer assumes no duty to reimburse Defense Costs prior to the final disposition of the claim. The Insurer may, in its absolute discretion, reimburse all or any part of such Defense Costs prior to the final disposition of the claim. In such event, however, such advance payments by the Insurer shall be repaid to the Insurer by the Company or the Insureds, severally according to their respective interests, in the event and to the extent that the Company or the Insureds shall not be entitled under the terms and conditions of this policy to payment of such Loss.

     THE INSURER DOES NOT, HOWEVER, UNDER THIS POLICY, ASSUME ANY DUTY TO DEFEND. THE INSUREDS SHALL NOT ADMIT OR ASSUME ANY LIABILITY, ENTER INTO ANY SETTLEMENT AGREEMENT, STIPULATE TO ANY JUDGMENT OR INCUR ANY DEFENSE COSTS WITHOUT THE PRIOR WRITTEN CONSENT OF THE INSURER. ONLY THOSE SETTLEMENTS, STIPULATED JUDGMENTS AND DEFENSE COSTS WHICH HAVE BEEN CONSENTED TO BY THE INSURER SHALL BE RECOVERABLE AS LOSS UNDER THE TERMS OF THIS POLICY. THE INSURER'S CONSENT SHALL NOT BE UNREASONABLY WITHHELD, PROVIDED THAT THE INSURER SHALL BE ENTITLED TO EFFECTIVELY ASSOCIATE IN THE DEFENSE AND THE NEGOTIATION OF ANY SETTLEMENT OF ANY CLAIM IN ORDER TO REACH A DECISION AS TO REASONABLENESS.

     The Insurer shall have the right to effectively associate with the Company and the Insureds in the defense and settlement of any claim that appears reasonably likely to involve the Insurer, including but not limited to effectively associating in the negotiation of a settlement. The Insureds shall defend and contest any such claim. The Company and the Insureds shall give the Insurer full cooperation and such information as it may reasonably require.

     With respect to the Defense Costs and any joint settlement of any claim made against the Company and the Insureds, such Defense Costs and joint settlement having been consented to by the insurer, the Company and the Insureds and the Insurer agree to use their best efforts to determine a fair and proper allocation of the amounts as between the Company and the Insureds and the Insurer.

10.  DISCOVERY CLAUSE

     If the Insurer shall cancel or refuse to renew this policy the Named Corporation shall have the right, upon payment of an additional premium of 75% of the full annual premium, to a period of one year following the effective date of such cancellation or nonrenewal (herein referred to as the Discovery Period) in which to give written notice to the Insurer of claims first made against the Insureds during said one year period for any Wrongful Act occurring prior to the end of the

     Policy Period and otherwise covered by this policy. As used herein, "full annual premium" means the premium level in effect immediately prior to the end of the Policy Period.

     The rights contained in this clause shall terminate, however, unless written notice of such election together with the additional premium due is received by the Insurer within ten (10) days of the effective date of cancellation or non-renewal. The additional premium for the Discovery Period shall be fully earned at the inception of the Discovery Period. The Discovery Period is not cancellable. This clause and the rights contained herein shall not apply to any cancellation resulting from non-payment of premium.

     The offer by the Insurer of renewal terms, conditions, limits of liability and/or premiums different from those of the expiring policy shall not constitute refusal to renew.

11.  CANCELLATION CLAUSE

     This policy may be cancelled by the Named Corporation at any time only by mailing written prior notice to the Insurer or by surrender of this policy to the Insurer or its authorized agent. This policy may also be cancelled by or on behalf of the Insurer by delivering to the Named Corporation or by mailing to the Named Corporation, by registered, certified, or other first class mail, at the Named Corporation's address as shown in Item 1 of the Declarations, written notice stating when, not less than thirty (30) days thereafter, the cancellation shall be effective. The mailing of such notice as aforesaid shall be sufficient proof of notice. The Policy Period terminates at the date and hour specified in such notice, or at the date and time of surrender,

     If this policy shall be cancelled by the Named Corporation, the Insurer shall retain the customary short rate proportion of the premium hereon.

     If this policy shall be cancelled by the Insurer, the Insurer shall retain the pro rata proportion of the premium hereon.

     Payment or tender of any unearned premium by the Insurer shall not be a condition precedent to the effectiveness of cancellation but such payment shall be made as soon as practicable.

     If the period of limitation relating to the giving of notice is prohibited or made void by any law controlling the construction thereof, such period shall be deemed to be amended so as to be equal to the minimum period of limitation permitted by such law.

12. TERMINATION OF COVERAGE FOR SUBSEQUENT WRONGFUL ACTS AFTER CERTAIN TRANSACTIONS

     If during the Policy Period:

          1. the Named Corporation shall consolidate with or merge into, or sell all or substantially all of its assets to, any other person or entity or group or persons and/or entities acting in concert; or

          2. any person or entity or group of persons and/or entities acting in concert shall acquire an amount of the outstanding securities representing more than 50% of the voting power for the election of Directors of the Named Corporation, or acquires the voting rights of such an amount of such securities;

                    (either of the above events herein referred to as the "Transaction")

     then, there shall be no coverage afforded by any provision of this policy (including but not limited to Clause 10 Discovery Clause) for any alleged Wrongful Act occurring after the effective date of Transaction.

     The Named Corporation shall give the Insurer written notice of the Transaction as soon as practicable, but not later than 30 days after the effective date of the Transaction.

13.  SUBROGATION

     In the event of any payment under this policy, the Insurer shall be subrogated to the extent of such payment to all the Company's and the Insureds' rights of recovery therefor, and the Company and the Insureds shall execute all papers required and shall do everything that may be necessary to secure such rights including the execution of such documents necessary to enable the Insurer effectively to bring suit in the name of the Company and/or the Insureds.

14.  OTHER INSURANCE

     Such insurance as is provided by this policy shall apply only as excess over any other valid and collectible insurance.

15.  NOTICE AND AUTHORITY

     It is agreed that the Named Corporation shall act on behalf of its Subsidiaries and all Insureds with respect to the giving and receiving of notice of claim or cancellation, the payment of premiums and the receiving of any return premiums that may become due under this policy, the receipt and acceptance of any endorsements issued to form a part of this policy and the exercising or declining to exercise any right to a Discovery Period.

16.  ASSIGNMENT

     This policy and any and all rights hereunder are not assignable without the written consent of the Insurer.

17.  ACTION AGAINST INSURER

     No action shall lie against the Insurer unless, as a condition precedent thereto, there shall have been full compliance with all of the terms of this policy, nor until the amount of the Insureds' obligation to pay shall have been finally determined either by judgment against the Insureds after actual trial or by written agreement of the Insureds, the claimant and the Insurer.

     Any person or Organization or the legal representative thereof who has secured such judgment or written agreement shall thereafter be entitled to recover under this policy to the extent of the insurance afforded by this policy. No person or Organization shall have any right under this policy to join the Insurer as a party to any action against the Insureds or the Company to determine the Insureds' liability, nor shall the Insurer be impleaded by the Insureds or the Company or their legal representatives, Bankruptcy or insolvency of the Company or the Insureds or of their estates shall not relieve the Insurer of any of its obligations hereunder.


     IN WITNESS WHEREOF, the Insurer has caused this policy to be signed by its President and a Secretary and countersigned on the Declarations Page by a duly authorized representative of the Insurer.





          /s/ ELIZABETH M. TUCK                  /s/ [ILLEGIBLE]
                 SECRETARY                          PRESIDENT

                           NOTICE TO POLICYHOLDER OF

           National Union Fire Insurance Company of Pittsburgh, Pa.
--------------------------------------------------------------------------------

This notice is to inform you of our loss control programs available in the State of Texas.

We have Field Safety Representatives with the experience and expertise to provide accident/loss prevention services reasonably commensurate with the hazard, loss experience, size and nature of your business operation.

Our services may include loss prevention surveys, risk exposure analysis, staff training, counseling, accident and loss analysis, worker health and safety evaluations, risk improvement recommendations, educational material and literature related to your specific profession or industry.

In the event you decide not to utilize our loss control services and opt to use your own safety department or hire an outside contractor, the service must be provided by qualified loss prevention representatives who are recognized by the State of Texas.

If you elect not to utilize our loss control services we require you to provide us with the following information (on your company letterhead stationery, signed by an officer of your firm):

     o Acknowledgement of our offer of loss control services and your written rejection.

     o    Your reasons for selection of an alternative.

     o Your alternative loss control program, which must be reasonably commensurate with the risk.

     o Verification of the qualification of those who will be performing your loss control services.

     o Acknowledgement that quarterly summaries of activities outlined in your loss control program will be submitted to us for review.

If you have any questions or wish to discuss this matter, contact our Texas Loss Control Service Coordinating Unit, AIG Consultants, Inc. at
1-800-221-0651.

           National Union Fire Insurance Company of Pittsburgh, Pa.
                                 70 PINE STREET
                            NEW YORK, NEW YORK 10270


                                  TEXAS NOTICE


                                IMPORTANT NOTICE

To obtain information or make a complaint:

You may call the company's toll-free telephone number for information or to make a complaint at:

                                 1-800-553-6938

You may contact the Texas Department of Insurance to obtain information on companies, coverages, rights or complaints at:

                                 1-800-252-3439

You may write the Texas Department of Insurance
P.O. Box 149104
Austin, TX 78714-9104
Fax# (512) 475-1771

PREMIUM OR CLAIM DISPUTES: Should you have a dispute concerning your premium or about a claim you should contact the agent first. If the dispute is not resolved, you may contact the Texas Department of Insurance.

ATTACH THIS NOTICE TO YOUR POLICY: This notice is for information only and does not become a part or condition of the attached document.


                                AVISO IMPORTANTE

Para obtener informacion o para someter una queja:

Usted puede llamar al numero de telefono gratis de la compania para informacion
o para someter una queja al:

                                 1-800-553-6938

Puede comunicarse con el Departamento de Seguros de Texas para obtener informacion acerca de companias, coberturas, derechos o quejas al:

                                 1-800-252-3439

Puede escribir al Departamento de Seguros de Texas
P.O. Box 149104
Austin, TX 78714-9104
Fax# (512) 475-1771

DISPUTAS SOBRE PRIMAS O RECLAMOS: Si tiene una disputa concerniente a su prima
o a un reclamo, debe comunicarse con el agente primero. Si no se resuelve la disputa, puede entonces comunicarse con el departamento (TDI).

UNA ESTE AVISO A SU POLIZA: Este aviso es solo para proposito de informacion y no se convierte en parte o condicion del documento adjunto.

                                ENDORSEMENT #1


This endorsement, effective 12:01 AM, April 15, 1997 forms a part of policy number 485-25-20
issued to     ZEROS USA INCORPORATED


by     , National Union Fire Insurance Company of Pittsburgh, Pa.

                 NUCLEAR ENERGY LIABILITY EXCLUSION ENDORSEMENT
                                  (BROAD FORM)

In consideration of the premium charged, it is hereby understood and agreed that the Insurer shall not be liable to make any payment for Loss in connection with any claim or claims made against the Directors or Officers:


A. alleging, arising out of, based upon, attributable to, or in any way involving, directly or indirectly the hazardous properties of nuclear material, including but not limited to:

     (1) nuclear material located at any nuclear facility owned by, or operated by or on behalf of, the Company, or discharged or dispersed therefrom; or

     (2) nuclear material contained in spent fuel or waste which was or is at any time possessed, handled, used, processed, stored, transported or disposed of by or on behalf of the Company; or

     (3) the furnishing by an insured or the Company of services, materials, parts or equipment in connection with the planning, construction, maintenance, operation or use of any nuclear facility; or

     (4) claims for damages to the company or its shareholders which alleges, arises from, is based upon, is attributed to or in any way involves, directly or indirectly, the hazardous properties of nuclear material.

B. (1) which is insured under a nuclear energy liability policy issued by the Nuclear Energy Liability Insurance Association, Mutual Atomic Energy Liability underwriters or Nuclear Insurance Association of Canada or would be insured under any such policy but for its termination or exhaustion of its Limit of Liability; or

     (2) with respect to which (a) any person or organization is required to maintain financial protection pursuant to the Atomic Energy Act of 1954, or any law amendatory thereof, or (b) the Company or any insured is, or had this policy not been issued would be, entitled to indemnity from the United States of America, or any agency thereof, under any agreement entered into by the United States of America, or any agency thereof, with any person or organization.

As used in this endorsement:

"hazardous properties" include radioactive, toxic or explosive properties;

"nuclear material" means source material, special nuclear material or byproduct material;

               NUCLEAR ENERGY LIABILITY EXCLUSION ENDORSEMENT #1
                                  (BROAD FORM)


"source material" "special nuclear material" and "byproduct material" have the meanings given them in the Atomic Energy Act of 1954 or in any law amendatory thereof;

"spent fuel" means any fuel element or fuel component, solid or liquid, which has been used or exposed to radiation in a nuclear reactor;

"waste" means any waste material (1) containing byproduct material and (2) resulting from the operation by any person or organization of any nuclear facility included within the definition of nuclear facility under paragraph (a) or (b) thereof;

"nuclear facility" means

(a)  any nuclear reactor,

(b) any equipment or device designed or used for (1) separating the isotopes of uranium or plutonium, (2) processing or utilizing spent fuel, or (3) handling, processing or packaging waste,

(c) any equipment or device used for the processing, fabricating or alloying of special nuclear material if at any time the total amount of such material in the custody of the insured at the premises where such equipment or device is located consists of or contains more than 25 grams of plutonium or uranium 233 or any combination thereof, or more than 250 grams of uranium 235.

(d) any structure, basin, excavation premises or place prepared or used for the storage or disposal of waste, and includes the site on which any of the foregoing is located, all operations conducted on such site and all-premises used for such operations;

"nuclear reactor" means any apparatus designed or used to sustain nuclear fission in a self-supporting chain reaction or to contain a critical mass of fissionable material.




                                        ---------------------------------------
                                               AUTHORIZED REPRESENTATIVE

                                 ENDORSEMENT #2


This endorsement, effective 12:01 AM, April 15, 1997 forms a part of policy number 485-25-20
issued to     ZEROS USA INCORPORATED


by     , National Union Fire Insurance Company of Pittsburgh, Pa.

                           CAPTIVE INSURANCE COMPANY

In consideration of the premium charged, it is hereby understood and agreed that the Insurer shall not be liable to make any payments for Loss in connection with any claim or claims made against the Directors or Officers alleging, arising out of, based upon or attributable to the ownership, management, maintenance and/or control by the Company of any captive insurance company or entity including but not limited to claims alleging the insolvency or bankruptcy of the Named Corporation as a result of such ownership, operation, management and control.




                                        ---------------------------------------
                                               AUTHORIZED REPRESENTATIVE

                                 ENDORSEMENT #3


This endorsement, effective 12:01 AM, April 15, 1997 forms a part of policy number 485-25-20 issued to ZEROS USA INCORPORATED by National Union Fire Insurance Company of Pittsburgh, Pa.

                             COMMISSIONS EXCLUSION

In consideration of the premium charged, it is hereby understood and agreed that the Insurer shall not be liable to make any payment for Loss in connection with any claim made against the Directors and Officers, alleging, arising out of, based upon or attributable to:

(i) Payments, commissions, gratuities, benefits or any other favors to or for the benefit of any full or part-time domestic or foreign governmental or armed services officials, agents, representatives, employees or any members of their family or any entity with which they are affiliated; or

(ii) Payments, commissions, gratuities, benefits or any other favors to or for the benefit of any full or part-time officials, directors, agents, partners, representatives, principal shareholders, or owners or employees, or affiliates (as that term is defined in The Securities Exchange Act of 1934, including any of their officers, directors, agents, owners, partners; representatives, principal shareholders or employees) of any customers of the company or any members of their family or any entity with which they are affiliated; or

(iii) Political contributions, whether domestic or foreign.






                                        ---------------------------------------
                                               AUTHORIZED REPRESENTATIVE

                                 ENDORSEMENT #4


This endorsement, effective 12:01 AM, April 15, 1997 forms a part of policy number 485-25-20 issued to ZEROS USA INCORPORATED by National Union Fire Insurance Company of Pittsburgh, Pa.

                             GENERAL E&O EXCLUSION

In consideration of the premium charged, it is hereby understood and agreed that the Insurer shall not be liable to make any payment for Loss in connection with any claim or claims made against the Directors or Officers alleging, arising out of, based upon or attributable to the Company's or an Insured's performance of or failure to perform professional services for others for a fee, or any act, error, or omission relating thereto.

All other terms and conditions remain unchanged.





                                        ---------------------------------------
                                               AUTHORIZED REPRESENTATIVE

                                 ENDORSEMENT #5

This endorsement, effective 12:01 AM, April 15, 1997 forms a part of policy number 485-25-20 issued to ZEROS USA INCORPORATED



by       National Union Fire Insurance Company of Pittsburgh, Pa.

                                TEXAS AMENDATORY
                 BROAD FORM NUCLEAR ENERGY LIABILITY EXCLUSION
                              DEFINITION OF WASTE

In consideration of the premium charged, it is hereby understood and agreed that the definition of "Waste" contained in the Nuclear Energy Liability Exclusion (Broad Form) endorsement attached to the policy is deleted in its entirety and replaced by the following:

"Waste" means any Waste material:

(a) containing by-product material other than the tailings or wastes produced by the extraction or concentration of uranium or thorium from any ore processed primarily for its source material content, and

(b) resulting from the operation by any person or organization of any nuclear facility included within the definition of nuclear facility under paragraph (a) or (b) thereof.

ALL OTHER TERMS, CONDITIONS, AND EXCLUSIONS REMAIN UNCHANGED

                                                       -------------------------
                                                       AUTHORIZED REPRESENTATIVE

                                 ENDORSEMENT #6

This endorsement, effective 12:01 AM, forms a part of policy number 485-25-20 issued to ZEROS USA INCORPORATED

by       National Union Fire Insurance Company of Pittsburgh, Pa.

               TEXAS LIABILITY INSURANCE AMENDATORY ENDORSEMENT
                         CANCELLATION AND NONRENEWAL

Wherever used in this endorsement: 1) "Insurer" means the insurance company which issued this policy; and 2) "Insured" means the Name Corporation, Named Organization, Named Sponsor, or Named Insured stated in the declarations page;
3) "Liability insurance" means the following types of insurance: general liability, professional liability other than medical professional liability, commercial multi-peril coverage, and any other types of lines of liability insurance designated by the State Board of Insurance.

It is hereby agreed that the cancellation provision of this policy is deleted in its entirety and replaced by the following:

CANCELLATION AND NONRENEWAL

A.       Cancellation

         1. This policy may be canceled by the Insured by surrender thereof to the Insurer or any of its authorized agents or by mailing to the Insurer written notice stating when thereafter the cancellation shall be effective.

         2. Except as provided by subsection A.3. below, the Insurer may not cancel this policy after the 60th day following the date on which the policy was issued, or if it is a renewal or continuation of a policy issued by the Insurer.

                 1) a policy of liability insurance that is a renewal or continuation policy; or

                 2) a policy of liability insurance that is in its initial policy period after the 60th day following the date on which the policy was issued.

         3. THE Insurer may cancel this policy at any time during the term of the policy for the following reasons:

                 a)       fraud in obtaining coverage;

                 b)       failure to pay premiums when due;

                 c) an increase in hazard within the control of the Insured or Other Insured(s) which would produce an increase in rate;

                 d) loss of the Insurer's reinsurance covering all or part of the risk covered by the policy; or

                 e) the Insurer being placed in supervision, conservatorship, or receivership, if the cancellation or nonrenewal is approved or directed by the supervisor, conservator, or receiver.

         4. The Insurer shall deliver or mail to the Insured first named in the Declarations written notice of cancellation at the address shown on the policy not less than the 10th day before the date on which cancellation takes effect. Such written notice shall state the reason(s) for cancellation.

         5. The Insurer may not cancel this policy based solely on the fact that the Insured is an elected official.

B.       Nonrenewal

         1. The Insurer may refuse to renew this policy by delivering or mailing to the Insured first named in the Declarations written notice of nonrenewal at the address shown on the policy. Such written notice shall state the reason(s) for nonrenewal. The notice must be delivered or mailed not later than the 60th day before the date on which the policy expires. If the notice is delivered or mailed later than the 60th day before the date on which the policy expires, the coverage shall remain in effect until the 61st day after the date on which the notice is delivered or mailed. Earned premium for any period of coverage that extends beyond the expiration date of the policy shall be computed pro rata based on the previous year's rates.

         2. The transfer of a policyholder between admitted companies within the same insurance group is not considered a refusal to renew.

         3. The Insurer may not refuse to renew this policy based solely on the fact that the Insured is an elected official.

All other terms and conditions remain unchanged.


                                                       -------------------------
                                                       AUTHORIZED REPRESENTATIVE

                                 ENDORSEMENT #7

This endorsement effective, 12:01 A.M., April 15, 1997, forms a part of policy number 485-25-20 issued to ZEROS USA INCORPORATED by National Union Fire Insurance Company OF Pittsburgh, PA

                      DIRECTORS AND OFFICERS LIABILITY AND
                    PRIVATE COMPANY REIMBURSEMENT INSURANCE

In consideration of the premium charged, it is hereby understood and agreed that the following provisions shall be added to this policy and incorporated therein:

                                       I.

(1) The third paragraph of the Declarations page is deleted in its entirety and replaced by the following:

NOTICE: THE INSURER DOES NOT ASSUME ANY DUTY TO DEFEND. HOWEVER, WITH RESPECT TO EMPLOYMENT PRACTICES CLAIMS, THE INSUREDS MAY UNDER CERTAIN CONDITIONS TENDER THE DEFENSE OF A CLAIM. IN ALL EVENTS, THE INSURER MUST ADVANCE DEFENSE COSTS PAYMENTS PURSUANT TO THE TERMS HEREIN PRIOR TO THE FINAL DISPOSITION OF A CLAIM.

(2) Item 1. of the Declarations page is deleted in its entirety and replaced by the following:

ITEM 1.          NAMED CORPORATION: ZEROS USA INCORPORATED

                 MAILING ADDRESS: BOX Z
                 HIGHLANDS, TX 77562

                 STATE OF INCORPORATION OF THE NAMED CORPORATION: Texas

                 NAMED PARENT: N/A

(3) Item 4. of the Declarations page is deleted in its entirety and replaced by the following:

ITEM 4. LIMIT OF LIABILITY: $500,000. aggregate for
                                                       Coverages A, B
                                                       and C combined
                                                       (including Defense Costs)

(4) Item 5. of the Declarations page is deleted in its entirety and replaced by the following:

ITEM 5.          RETENTION:

                 EMPLOYMENT PRACTICES CLAIMS:

                 Judgments, Settlements and Defense Costs           None
                 (Non-Indemnifiable Loss)

                 Judgments, Settlements and Defense Costs
                 (Coverage C (iii) and Indemnifiable Loss)
                                                   $ 50,000;
                                                   --------
                                                   for Loss arising from Claims
                                                   alleging the same Wrongful
                                                   Act or related Wrongful Acts
                                                   (waivable under Clause 6 in
                                                   certain circumstances)

                 OTHER CLAIMS:

                 Judgments, Settlements and Defense Costs
                 (Non-Indemnifiable Loss)                  None


                 Judgments, Settlements and Defense Costs
                 (Indemnifiable Loss)
                                                   $20,000.
                                                   -------
                                                   for Loss arising from Claims
                                                   alleging the same Wrongful
                                                   Act or related Wrongful Acts

(5)      The following Items 7 and 8 are hereby added to the Declarations page:

ITEM 7. CONTINUITY DATES:

         A.      All Coverages
                 (For Claims other than
                 Coverage C (iii) and Outside Entity Coverage):     04/15/97

         B.      Coverage C(iii):                                   04/15/97

         C.      Outside Entity Coverage: Per Outside Entity:       04/15/97

ITEM 8.  NAME AND ADDRESS OF INSURER ("Insurer):

         (This policy is issued only by the insurance company indicated below.)

                     National Union Fire Insurance Company
                               of Pittsburgh, PA

                                      II.

Clause 1. Insuring Agreements is deleted in its entirety and replaced by the following:

1.       INSURING AGREEMENTS

         COVERAGE A: DIRECTORS AND OFFICERS INSURANCE

         This policy shall pay the Loss of each and every Director or Officer of the Company arising from a Claim first made against the Directors or Officers during the Policy Period or the Discovery Period (if applicable) and reported to the Insurer pursuant to the terms of this policy for any actual or alleged Wrongful Act in their respective capacities as Directors or Officers of the Company except when and to the extent that the Company has indemnified the Directors or Officers. The Insurer shall, in accordance with and subject to Clause 9, advance Defense Costs of such Claim prior to its final disposition. This Coverage A does not apply to an Employment Practices Claim.

COVERAGE B: PRIVATE COMPANY REIMBURSEMENT INSURANCE

This policy shall pay the Loss of the Company arising from a Claim first made against the Directors or Officers of the Company during the Policy Period or the Discovery Period (if applicable) and reported to the Insurer pursuant to the terms of this policy for any actual or alleged Wrongful Act in their respective capacities as Directors or Officers of the Company, but only when and to the extent that the Company has indemnified the Directors or Officers for such Loss pursuant to law, common or statutory, or contract, or the Charter or By-laws of the Company duly effective under such law which determines and defines such rights of indemnity. The Insurer shall, in accordance with and subject to Clause 9, advance Defense Costs of such Claim prior to its final disposition. This Coverage B does not apply to an Employment Practices Claim.

COVERAGE C: EMPLOYMENT PRACTICES LIABILITY INSURANCE

This policy shall pay the Loss of:

         (i) each and every Director, Officer or employee of the Company arising from an Employment Practices Claim first made against such Insured during the Policy Period or the Discovery Period (if applicable) and reported to the Insurer pursuant to the terms of this policy for any actual or alleged Wrongful Act in their respective capacities as Directors, Officers or employees, except when and to the extent that the Company has indemnified such Insured; or

         (ii) the Company arising from an Employment Practices Claim first made against a Director, Officer or employee of the Company during the Policy Period or the Discovery Period (if applicable) and reported to the Insurer pursuant to the terms of this policy for any actual or alleged Wrongful Act in their respective capacities as Directors, Officers or employees, but only when and to the extent that the Company has indemnified such Insured pursuant to law, common or statutory, or contract, or the Charter or Bylaws of the Company duly effective under such law which determines and defines such rights of indemnity; and

         (iii) the Company arising from an Employment Practices Claim first made against the Company, during the Policy Period or the Discovery Period (if applicable) and reported to the Insurer pursuant to the terms of this policy for any actual or alleged Wrongful Act, so long as such Claim is also made and continuously maintained against at least one Director, Officer or employee of the Company.

In accordance with and subject to Clause 9 and subject otherwise to the terms and conditions of the policy, the Insured may at its option tender the defense of an Employment Practices Claim for which coverage is provided by this policy to the Insurer. Regardless of whether the defense is so tendered, the Insurer shall advance Defense Costs of such Claim prior to its final disposition. Selection of counsel to defend a Class Employment Practices Claim shall be made in accordance with Clause 18 of the policy.

                                      III.

Clause 2. Definitions is amended as follows:

(1) Paragraphs (a), (c), (d) (f) and (g) are deleted in their entirety and replaced by the following:

         (a)     The "Company" means: (1) the Named Corporation designated in
                 Item 1 of the Declarations; (2) any Subsidiary thereof; and
                 (3) the Named Parent.

         (c)     "Director(s) or Officer(s)" or "Insured(s)" means:

                 (1) any past, present or future duly elected or appointed Directors or Officers of the Company. Coverage will automatically apply to all new Directors and Officers after the inception date of this policy; or

                 (2) in the event the Company operates outside the United States, then the terms "Director(s) or Officer(s)" or "Insured(s)" shall also mean those titles, positions or capacities in such foreign Company which is equivalent to the position of Director or Officer in a corporation incorporated within the United States. Coverage will automatically apply to all new Directors and Officers after the inception date of this policy; or

                 (3) with respect to Employment Practices Claims only, the terms "Director(s) or Officer(s)" or "Insured(s)" shall include: (i) any past, present or future employee of the Company, whether such employee is in a supervisory, coworker or subordinate position or otherwise and (ii) the Company to the extent described in Insuring Clause C (iii). Coverage shall apply to all new employees after the inception date of the policy.

         (d) "Loss" means damages, judgments, settlements and Defense Costs; however, Loss shall not include civil or criminal fines or penalties imposed by law, punitive or exemplary damages, the multiplied portion of multiplied damages, taxes, any amount for which the Insureds are not financially liable or which are without legal recourse to the Insureds, or matters which may be deemed uninsurable under the law pursuant to which this policy shall be construed.

                 With respect to an Employment Practices Claim, "Loss" shall not include:

                          (1) any obligation pursuant to any workers' compensation, disability benefits, unemployment compensation, unemployment insurance, retirement benefits, social security benefits or similar law; or

                          (2) (i) front pay, future damages or other future economic relief or (ii) any employment-related benefits (other than back pay) to which the claimant would have been entitled as an employee had the Insured provided the claimant with a continuation, reinstatement or commencement of employment; or

                          (3) any liability or costs incurred by any Insured to modify any building or property in order to make said building or property more accessible or accommodating to any disabled person.

         (f)     "Subsidiary" means:

                 (1) any corporation of which the Named Corporation owns on or before the inception of the Policy Period more than 50% of the issued and outstanding voting stock either directly, or indirectly through one or more of its Subsidiaries;

                 (2) automatically any corporation whose assets total less than 10% of the total consolidated assets of the Company (defined here to refer only to Clause 2, Definition (a)(1) and (2), and not to include the Named Parent) as of the inception date of this policy, which corporation becomes a Subsidiary during the Policy Period. The Named Corporation shall provide the Insurer with full particulars of the new Subsidiary before the end of the Policy Period;

                 (3) a corporation which becomes a Subsidiary during the Policy Period (other than a corporation described in paragraph (2) above) but only upon the condition that within 90 days of its becoming a Subsidiary, the Named Corporation shall have provided the Insurer with full particulars of the new Subsidiary and agreed to any additional premium and/or amendment of the provisions of this policy required by the Insurer relating to such new Subsidiary. Further, coverage as shall be afforded to the new Subsidiary is conditioned upon the Named Corporation paying when due any additional premium required by the Insurer relating to such new Subsidiary.

                 A corporation becomes a Subsidiary when the Named Corporation owns more than 50% of the issued and outstanding voting stock, either directly, or indirectly through one or more of its Subsidiaries. A corporation ceases to be a Subsidiary when the Named Corporation ceases to own more than 50% of the issued and outstanding voting stock, either directly, or indirectly through one or more of its Subsidiaries.

                 In all events, coverage as is afforded under this Policy with respect to a Claim made against a Director or Officer of any Subsidiary, or an Employment Practices Claim against any Subsidiary shall only apply for Wrongful Acts committed or allegedly committed after the effective time that such Subsidiary became a Subsidiary and prior to the time that such Subsidiary ceased to be a Subsidiary,

         (g)     "Wrongful Act" means:

                 (1) with respect to individual Directors or Officers, any breach of duty, neglect, error, misstatement, misleading statement, omission or act by the Directors or Officers in their respective capacities as such, or any matter claimed against them solely by reason of their status as Directors or Officers, or any matter claimed against the Directors or Officers of the Company arising out of their serving as a director, officer, trustee or governor of an Outside Entity in such capacity, but only if such service is at the specific written request or direction of the Company.

                 (2) with respect to the Company under Insuring Clause C(iii), any breach of duty, neglect, error, misstatement, misleading statement, omission or act by the Company, but solely with respect to an Employment Practices Claim.

(2)      The following Definitions are hereby added to the policy:

         (h)     "Claim" means:

                 (1)      a written demand for monetary or non-monetary relief:
                          or

                 (2) a civil, criminal, or administrative proceeding for monetary or nonmonetary relief which is commenced by:
                          (i) service of a complaint or similar pleading; or
                          (ii) return of an indictment (in the case of a criminal proceeding); or (iii) receipt or filing of a notice of charges.

The term "Claim" shall include an Employment Practices Claim.

(i)     "Continuity Date" means the date set forth in:

                 (1) Item 7A of the Declarations with respect to all coverages other than Coverage C(iii) and Outside Entity coverage; or

                 (2) Item 7B of the Declarations with respect to Coverage C(iii) only; or

                 (3) Item 7C of the Declarations with respect to Claims against a Director or Officer of the Company arising out of such Director or Officer serving as a director, officer, trustee or governor of an Outside Entity.

         (j) "Employment Practices Claim" means a Claim made against an Insured relating to a past, present or prospective employee of the Company arising out of: (1) any actual or alleged wrongful dismissal, discharge or termination (either actual or constructive) of employment; (2) employment related misrepresentation; (3) wrongful failure to employ or promote;
                 (4) wrongful deprivation of career opportunity; (5) wrongful discipline; (6) failure to grant tenure or negligent employee evaluation; (7) failure to provide adequate employee policies and procedure; (8) sexual or workplace harassment of any kind, (including the alleged creation of a harassing workplace environment); or (9) unlawful discrimination, (including sexual or workplace harassment or creation of a harassing workplace environment) whether direct, indirect, intentional or unintentional.

         (k) "Named Parent" means the Named Parent designated in Item 1 of the Declarations.

                 Coverage as is afforded under this policy with respect to a Claim made against the Named Parent or a Director or Officer of the Named Parent shall only apply if: (1) such Claim relates to a Wrongful Act committed by a Director or Officer of the Company (other than the Named Parent); and (2) a Director or Officer of the Company (other than the Named Parent) is and remains a defendant in the action along with such Director or Officer of the Named Parent.

                 A corporation ceases to be a Named Parent when it ceases to own more than 50% of the issued and outstanding voting stock of the Named Corporation, either directly, or indirectly through one or more of its subsidiaries.

                 In all events coverage as is afforded under this policy with respect to a Claim made against the Directors or Officers of the Named Parent, or an Employment Practices Claim made against the Named Parent shall not apply to any Wrongful Act committed or allegedly committed after the time that such Named Parent ceases to be a Named Parent.

         (l) "No Liability" means with respect to an Employment Practices Claim made against the Insured(s): (1) a final judgment of no liability obtained prior to trial, in favor of all Insureds, by reason of a motion to dismiss or a motion for summary judgment, after the exhaustion of all appeals; or (2) a final judgment of no liability obtained after trial, in favor of all Insureds, after the exhaustion of all appeals. In no event shall the term "No Liability" apply to an Employment Practices Claim made against an Insured for which a settlement has occurred.

         (m)     "Outside Entity" means:

                 (1) A not-for-profit organization under section 501(C)(3) of the internal Revenue Code of 1986 (as amended); or

                 (2) any other corporation, partnership, joint venture or other organization listed BY endorsement to this policy.

                                      IV.

Clause 3.  Extensions is deleted in its entirety and replaced by the following:

3.       EXTENSIONS

         Subject otherwise to the terms hereof, this policy shall cover Loss arising from any Claims made against the estates, heirs, or legal representatives of deceased Directors or Officers, and the legal representatives of Directors or Officers in the event of incompetency, insolvency or bankruptcy, who were Directors or Officers at the time the Wrongful Acts upon which such Claims are based were committed.

         Subject otherwise to the terms hereof, this policy shall cover Loss arising from all Claims made against the lawful spouse (whether such status is derived by reason of statutory law, common law or otherwise of any applicable jurisdiction in the world) of an individual Director or Officer for all Claims arising solely out of his or her status as the spouse of an individual Director or Officer, including a Claim that seeks damages recoverable from marital community property, property jointly held by the individual Director or Officer and the spouse, or property transferred from the individual Director or Officer to the spouse; provided, however, that this extension shall not afford coverage for any Claim for any actual or alleged Wrongful Act of the spouse, but shall apply only to Claims arising out of any actual or alleged Wrongful Acts of an individual Director or Officer, subject to the policy's terms, conditions and exclusions.

                                       V.

Clause 4. Exclusions is deleted in its entirety and replaced by the following:

4.       EXCLUSIONS

         The insurer shall not be liable to make any payment for Loss in connection with a Claim made against an Insured:

         (a) arising out of, based upon or attributable to the gaining in fact OF any profit or advantage to which an Insured was not legally entitled;

         (b) arising out of, based upon or attributable to the committing in fact OF any criminal or deliberate fraudulent act;

[The Wrongful Act of a Director or Officer shall not be imputed to any other Director or Officer for the purpose of determining the applicability of the foregoing exclusions 4(a) and 4(b)]

         (c) for emotional distress, or for injury from libel or slander, or defamation or disparagement, or for injury from a violation of a person's right of privacy; provided, however, this exclusion shall not apply to an Employment Practices Claim;

         (d) alleging, arising out of, based upon or attributable to the facts alleged, or to the same or related Wrongful Acts alleged or contained in any claim which has been reported, or in any circumstances of which notice has been given, under any policy of which this policy is a renewal or replacement or which it may succeed in time;

         (e) alleging, arising out of, based upon or attributable to any pending or prior litigation as of the Continuity Date, or alleging or derived from the same or essentially the same facts as alleged in such pending or prior litigation;

         (f) with respect to Coverage C (iii) only, for any Wrongful Act occurring prior to the Continuity Date, if the Insured knew or could have foreseen that such Wrongful Act could lead to an Employment Practices Claim under this policy;

         (g) with respect to serving as a director, officer, trustee or governor of an Outside Entity, for any Wrongful Act occurring prior to the Continuity Date if the Insured knew or could have reasonably foreseen that such Wrongful Act could lead to a Claim under this policy;

         (h) alleging, arising out of, based upon or attributable to any actual or alleged act or omission of the Directors or Officers of the Company serving in their capacities as directors, officers, trustees or governors of any other entity, other than the Company or an Outside Entity, or by reason of their status as directors, officers, trustees or governors of such other entity;

         (i) which is brought by any Insured or by the Company provided, however, this exclusion shall not apply to:

                 (1) any Claim brought by an Insured where such Claim is in the form of a cross-claim or third-party claim for contribution or indemnity which is part of and results directly from a Claim which is not otherwise excluded by the terms of this policy; or

                 (2) an Employment Practices Claim brought by an employee other than an employee who is or was a Director of the Named Corporation or the Named Parent.

                 Provided further, however, in the event that an insured brings a cross-claim or third-party claim, as described in sub-paragraph (1), against another Insured, then solely with respect to the Insured who brings the cross-claim or third-party claim the Insurer shall not be liable for any Loss in connection with the Claim made against such Insured out of which such cross-claim or third-party claim results;

         (j) for any Wrongful Act arising out of the Insured serving as a director, officer, trustee or governor of an Outside Entity if such Claim is brought by the Outside Entity or by any director, officer, trustee or governor thereof;

         (k) for bodily injury, sickness, disease, or death of any person, or damage to or destruction of any tangible property, including the loss of use thereof;

         (l) alleging, arising out of, based upon, attributable to, or in any way involving, directly or indirectly:

                 (1) the actual, alleged or threatened discharge, dispersal, release or escape of pollutants; or

                 (2) any direction or request to test for, monitor, clean up, remove, contain, treat, detoxify or neutralize pollutants,

                 including but not limited to a Claim alleging damage to the Company or its securities holders.

                 Pollutants include (but is not limited to) any solid, liquid, gaseous or thermal irritant or contaminant, including smoke, vapor, soot, fumes, acids, alkalis, chemicals and waste. Waste includes (but is not limited to) materials to be recycled, reconditioned or reclaimed;

         (m) for violation(s) of any of the responsibilities, obligations or duties imposed by the Employee Retirement Income Security Act of 1974, the Fair Labor Standards Act (except the Equal Pay Act), the National Labor Relations Act, the Worker Adjustment and Retraining Notification Act, the Consolidated Omnibus Budget Reconciliation Act, the Occupational Safety and Health Act, any rules or regulations of the foregoing promulgated thereunder, and amendments thereto or any similar provisions of any federal, state or local statutory law or common law;

         (n)     alleging, arising out of, based upon or attributable to:

                 (1) the purchase or sale, or offer or solicitation of an offer to purchase or sell, any securities of the Company, Outside Entity or an Affiliate ("Offering of Securities"); or

                 (2) any Claim brought by a securities holder of the Company or an Affiliate whether directly, or derivatively on behalf of the Company, Outside Entity or an Affiliate, or by class action;

                 provided, however, this exclusion shall not apply to any Offering of Securities by the Company in the event that within 30 days prior to the effective time of such Offering of
                 Securities: (1) the Company gives written notice of such Offering of Securities to the Insurer, together with all particulars and underwriting information required thereto; and
                 (2) the Company accepts such terms, conditions and additional premium required by the Insurer for such coverage. Such coverage is also subject to the Company paying when due any such additional premium. In the event the Company gives written notice and all particulars pursuant to (1) above then the Insurer shall offer a quote relating to such Offering of Securities within 30 days of receipt of such written notice and particulars, subject to any terms, conditions and additional premium as the Insurer may in its discretion require.

                 The term "Affiliate" means (i) any person or entity that directly, or indirectly through one or more intermediaries, controls or is controlled by, or in common control with, the Company, or (ii) any person or entity that directly, or indirectly through one or more intermediaries is a successor in interest to the Company.

         (o) alleging, arising out of, based upon or attributable to any actual or alleged liability of an Insured under any express employment contract or agreement; provided, however, that this exclusion shall not apply if the Insured would have had such liability even in the absence of such contract or agreement.

                                      VI.

Clause 5. Limit of Liability (For All Loss - Including Defenses Costs) is deleted in its entirety and replaced by the following:

5.       LIMIT OF LIABILITY (FOR ALL LOSS - INCLUDING DEFENSE COSTS)

         The Limit of Liability stated in Item 4 of the Declarations is the limit of the Insurer's liability for all Loss, under Coverage A, Coverage B and Coverage C combined, arising out of all Claims first made against the Insureds during the Policy Period or the Discovery Period (if applicable); however, the Limit of Liability for the Discovery Period shall be part of, and not in addition to, the Limit of Liability for the Policy Period. Further, any Claim which is made subsequent to the Policy Period or Discovery Period (if applicable) which pursuant to Clause 8(b) or 8(c) is considered made during the Policy Period or Discovery Period shall also be subject to the one aggregate Limit of Liability stated in Item 4 of the Declarations.

         DEFENSE COSTS ARE NOT PAYABLE BY THE INSURER IN ADDITION TO THE LIMIT OF LIABILITY. DEFENSE COSTS ARE PART OF LOSS AND AS SUCH ARE SUBJECT TO THE LIMIT OF LIABILITY FOR LOSS.

                                      VII.

Clause 6. Retention Clause is deleted in its entirety and replaced by the following:

6.       RETENTION CLAUSE

         The Insurer shall only be liable for the amount of Loss arising from a Claim which is in excess of the Retention amount stated in Item 5 of the Declarations, such Retention amount to be borne by the Company and/or the Insureds and shall remain uninsured, with regard to all Loss under (1) Coverage A, B or C (i), or C(ii) for which the Company has indemnified or is permitted or required to indemnify the Director(s) or Officer(s) ("Indemnifiable Loss") or (2) Coverage C
         (iii). A single Retention amount shall apply to Loss arising from all Claims alleging the same Wrongful Act or related Wrongful Acts.

         Notwithstanding the foregoing, solely with respect to an Employment Practices Claim under this policy, no Retention shall apply for an Employment Practices Claim in the event of a determination of No Liability of all Insureds, and the insurer shall thereupon reimburse the Defense Costs paid, as the case may be, by the Company or an Insured.

                                     VIII.

Clause 7. Coinsurance Clause is deleted in its entirety.

                                      IX.

Clause 8. Notice / Claim Reporting Provisions is deleted in its entirety and replaced by the following:

8.       NOTICE/CLAIM REPORTING PROVISIONS

         NOTICE HEREUNDER SHALL BE GIVEN IN WRITING TO THE INSURER NAMED IN
         ITEM 8 OF THE DECLARATIONS AT THE ADDRESS INDICATED IN ITEM 8 OF THE DECLARATIONS. IF MAILED, THE DATE OF MAILING SHALL CONSTITUTE THE DATE THAT SUCH NOTICE WAS GIVEN AND PROOF OF MAILING SHALL BE SUFFICIENT PROOF OF NOTICE.

         (a) The Company or the Insureds shall, as a condition precedent to the obligations of the Insurer under this policy, give written notice to the Insurer of any Claim made against an Insured as soon as practicable and either:

                 (1) anytime during the Policy Period or during the Discovery Period (if applicable); or

                 (2) within 30 days after the end of the Policy Period or the Discovery Period (if applicable), as long as such Claim is reported no later than 30 days after the date such Claim was first made against an Insured.

         (b) If written notice of a Claim has been given to the Insurer pursuant to Clause 8(a) above, then any Claim which is subsequently made against the Insureds and reported to the Insurer alleging, arising out of, based upon or attributable to the facts alleged in the Claim for which such notice has been given, or alleging any Wrongful Act which is the same as or related to any Wrongful Act alleged in the Claim of which such notice has been given, shall be considered made at the time such notice was given.

         (c) If during the Policy Period or during the Discovery Period (if applicable) the Company or the Insureds shall become aware of any circumstances which may reasonably be expected to give rise to a Claim being made against the Insureds and shall give written notice to the Insurer of the circumstances and the reasons for anticipating such a Claim, with full particulars as to dates, persons and entities involved, then any Claim which is subsequently made against the Insureds and reported to the Insurer alleging, arising out of, based upon or attributable to such circumstances or alleging any Wrongful Act which is the same as or related to any Wrongful Act alleged or contained in such circumstances, shall be considered made at the time such notice of such circumstances was given.

                                       X.

Clause 9. DEFENSE COSTS, SETTLEMENTS, JUDGMENTS (INCLUDING THE ADVANCEMENT OF DEFENSE COSTS) is deleted in its entirety and replaced by the following:

9. DEFENSE COSTS, SETTLEMENTS, JUDGMENTS (INCLUDING THE ADVANCEMENT OF DEFENSE COSTS)

         The Insurer does not assume any duty to defend. The Insureds shall defend and contest any Claim made against them.

         With respect to an Employment Practices Claim, the Insureds shall have the right to tender the defense of the Claim to the Insurer, which right shall be exercised in writing by the Named Corporation on behalf of all Insureds to the Insurer pursuant to Clause 8 of this policy. This right shall terminate if not exercised within 30 days of the date the Employment Practices Claim is first made against an Insured. Further, from the date the Employment Practices Claim is first made against the Insureds to the date when the Insurer accepts the tender of the defense of such Claim, the Insureds shall take no action, or fail to take any required action, that prejudices the rights of the Insureds or the Insurer with respect to such Claim. Provided that the Insureds have complied with the foregoing, the Insurer shall be obligated to assume the defense of the Employment Practices Claim alleging a Wrongful Act, even if such Employment Practices Claim is groundless, false or fraudulent. The assumption of the defense of the Employment Practices Claim shall be effective upon written confirmation thereof sent by the Insurer to the Named Corporation. Once the defense has been so tendered, the Insured shall have the right to effectively associate with the Insurer in the defense of such Employment Practices Claim, including, but not limited to, negotiating a settlement, subject to the provisions of this Clause 9. However, the Insurer shall not be obligated to defend such Employment Practices Claim after the Limit of Liability has been exhausted, or after an Insured's rejection of a settlement offer as described in this Clause 9.

         Under Coverage A and Coverage B and Coverage C, when the Insurer has not assumed the defense of an Employment Practices Claim pursuant to Clause 9, the Insurer shall advance, at the written request of the Insured, Defense Costs prior to the final disposition of a Claim. Such advance payments by the Insurer shall be repaid to the Insurer by the Insureds or the Company, severally according to their respective interests, in the event and to the extent that the Insureds or the Company shall not be entitled under the terms and conditions of this policy to payment of such Loss.

         THE INSUREDS SHALL NOT ADMIT OR ASSUME ANY LIABILITY, ENTER INTO ANY SETTLEMENT AGREEMENT, STIPULATE TO ANY JUDGMENT, OR INCUR ANY DEFENSE COSTS WITHOUT THE PRIOR WRITTEN CONSENT OF THE INSURER. ONLY THOSE SETTLEMENTS, STIPULATED JUDGMENTS AND DEFENSE COSTS WHICH HAVE BEEN CONSENTED TO BY THE INSURER SHALL BE RECOVERABLE AS LOSS UNDER THE TERMS OF THIS POLICY. THE INSURER'S CONSENT SHALL NOT BE UNREASONABLY WITHHELD, PROVIDED THAT THE INSURER, WHEN IT HAS NOT ASSUMED THE DEFENSE OF AN EMPLOYMENT PRACTICES CLAIM PURSUANT TO THIS CLAUSE 9, SHALL BE ENTITLED TO EFFECTIVELY ASSOCIATE IN THE DEFENSE AND THE NEGOTIATION OF ANY SETTLEMENT OF ANY CLAIM.

         The insurer shall have the right to effectively associate with the Company in the defense of any Claim that appears reasonably likely to involve the Insurer, including but not limited to negotiating a settlement. The Company and the Insureds shall give the Insurer full cooperation and such information as it may reasonably require.

         With respect to an Employment Practices Claim, the Insurer may make any settlement of any Claim it deems expedient with respect to any Insured subject to such Insured's written consent. If any Insured withholds consent to such settlement, the Insurer's liability for all Loss on account of such Claim shall not exceed the amount for which the Insurer could have settled such Claim plus Defense Costs incurred as of the date such settlement was proposed in writing by the Insurer. Further, in the event that the Insurer is defending the Employment Practices Claim pursuant to this Clause 9, then the Insurer shall be relieved of its duty to defend and shall thereafter tender the Claim back to the Insureds, who shall thereafter at their own expense and on their own behalf be responsible for the defense and any negotiation of such Claim independently of the Insurer.

         The Company is not covered in any respect under Coverage A or C(i); the Company is covered, subject to the policy's terms, conditions and exclusions, only with respect to its indemnification of the Directors or Officers of the Company under Coverage B and C(ii); the Company is covered under Coverage C(iii). Accordingly, the Insurer has no obligation under this policy for Defense Costs incurred by, judgments against or settlements by the Company arising out of a Claim made against the Company other than a covered Employment Practices Claim, or any obligation to pay Loss arising out of any legal liability that the Company has to the claimant except as respects a covered Employment Practices Claim against the Company and its Directors or Officers.

         With respect to (i) Defense Costs jointly incurred by, (ii) any joint settlement made by, and/or (iii) any adjudicated judgment of joint and several liability against the Company and any Director or Officer, in connection with any Claim other than an Employment Practices Claim, the Company and the Director(s) or Officer(s) and the Insurer agree to use their best efforts to determine a fair and proper allocation of the amounts as between the Company and the Director(s) or Officer(s) and the Insurer, taking into account the relative legal and financial exposures of and the relative benefits obtained by the Directors and Officers, the Company. In the event that a determination as to the amount of Defense Costs to be advanced under the policy cannot be agreed to, then the Insurer shall advance such Defense Costs which the Insurer states to be fair and proper until a different amount shall be agreed upon or determined pursuant to the provisions of this policy and applicable law.

                                      XI.

Clause 10. Discovery Clause is deleted in its entirety and replaced by the following:

10.      DISCOVERY CLAUSE

         Except as indicated below, if the Insurer or the Named Corporation shall cancel or refuse to renew this policy, the Named Corporation shall have the right, upon payment of an additional premium of 75% of the "full annual premium", to a period of one year following the effective date of such cancellation or nonrenewal (herein referred to as the "Discovery Period") in which to give to the Insurer written notice of Claims first made against the Insureds during said one year period for any Wrongful Act occurring prior to the end of the Policy Period and otherwise covered by this policy. As used herein, "full annual premium" means the premium level in effect immediately prior to the end of the Policy Period. The rights contained in this paragraph shall terminate, however, unless written notice of such election together with the additional premium due is received by the Insurer within 30 days of the effective date of cancellation or nonrenewal.

         In the event of a Transaction, as defined in Clause 12, the Named Corporation shall have the right, within 30 days before the end of the Policy Period, to request an offer from the Insurer of a Discovery Period (with respect to Wrongful Acts occurring prior to the effective time of the Transaction) for a period of no less than three years or for such longer or shorter period as the Named Corporation may request. The Insurer shall offer such Discovery Period pursuant to such terms, conditions and premium as the Insurer may reasonably decide. In the event of a Transaction, the right to a Discovery Period shall not otherwise exist except as indicated in this paragraph.

         The additional premium for the Discovery Period shall be fully earned at the inception of the Discovery Period. The Discovery Period is not cancelable. This clause and the rights contained herein shall not apply to any cancellation resulting from non-payment of premium.

                                      XII.

Clause 11. Cancellation Clause is deleted in its entirety and replaced by the following:

11.      CANCELLATION CLAUSE

         This policy may be canceled by the Named Corporation at any time only by mailing written prior notice to the Insurer or by surrender of this policy to the Insurer or its authorized agent.

         This policy may be canceled by or on the behalf of the Insurer only in the event of nonpayment of premium by the Named Corporation. In the event of non-payment of premium by the Named Corporation, the Insurer may cancel this policy by delivering to the Named Corporation or by mailing to the Named Corporation, by registered, certified, or other first class mail, at the Named Corporation's address as shown in Item 1 of the Declarations, written notice stating when, not less than 30 days thereafter, the cancellation shall be effective. The mailing of such notice as aforesaid shall be sufficient proof of notice. The Policy Period terminates at the date and hour specified in such notice, or at the date and time of surrender.

         If the period of limitation relating to the giving of notice is prohibited or made void by any law controlling the construction thereof, such period shall be deemed to be amended so as to be equal to the minimum period of limitation permitted by such law.

                                     XIII.

Clause 12. Change in Control of Named Corporation is deleted in its entirety and replaced by the following:

12.      CHANGE IN CONTROL OF NAMED CORPORATION

         If during the Policy Period:

                 a. the Named Corporation shall consolidate with or merge into, or sell all or substantially all of its assets to any other person or entity or group of persons and/or entities acting in concert; or

                 b. any person or entity or group of persons and/or entities acting in concert shall acquire an amount of the outstanding securities representing more than 50% of the voting power for the election of Directors of the Named Corporation, or acquires the voting rights of such an amount of such securities;

         (either of the above events herein referred to as the "Transaction")

         then this policy shall continue in full force and effect as to Wrongful Acts occurring prior to the effective time of the Transaction, but there shall be no coverage afforded by any provision of this policy for any actual or alleged Wrongful Act occurring after the effective time of the Transaction. This policy may not be canceled after the effective time of the Transaction and the entire premium for this policy shall be deemed earned as of such time. The Named Corporation shall also have the right to an offer by the Insurer of a Discovery Period described in Clause 10 of the policy.

         The Named Corporation shall give the Insurer written notice of the Transaction as soon as practicable, but not later than 30 days after the effective date of the Transaction.

                                        XIV.

Clause 13. Subrogation is deleted in its entirety and replaced by the following:

13.      SUBROGATION

         In the event of any payment under this policy, the Insurer shall be subrogated to the extent of such payment to all the Company's and the Insureds' rights of recovery thereof, and the

         Company and the Insureds shall execute all papers required and shall do everything that may be necessary to secure such rights including the execution of such documents necessary to enable the Insurer to effectively bring suit in the name of the Company and/or the Insureds. In no event, however, shall the Insurer exercise its rights of subrogation against an Insured under this policy unless such Insured has been convicted of a criminal act, or been judicially determined to have committed a deliberate fraudulent act, or obtained any profit or advantage to which such Insured was not legally entitled.

                                      XV.

Clause 14. Other Insurance and Indemnification is deleted in its entirety and replaced by the following:

14.      OTHER INSURANCE AND INDEMNIFICATION

         Such insurance as is provided by this policy shall apply only as excess over any other valid and collectible insurance.

         In the event of a Claim against a Director or Officer of the Company arising out of his or her serving as a director, officer, trustee or governor of an Outside Entity, coverage as is afforded by this policy shall be specifically excess of indemnification provided by such Outside Entity and any insurance provided to such Outside Entity with respect to its directors or officers.

         Further, in the event such other insurance provided to the Company or the Outside Entity is provided by the Insurer or any member company of American International Group, Inc. (AIG) (or would be provided but for the application of the retention amount, exhaustion of the limit of liability or failure to submit a notice of a Claim) then the maximum aggregate Limit of Liability for all Losses combined covered by virtue of this policy as respects any such Claim shall be reduced by the limit of liability (as set forth on the Declarations Page) of the other AIG insurance provided to the Company or such Outside Entity.

                                      XVI.

Clause 15. Notice And Authority is deleted in its entirety and replaced by the following:

15.      NOTICE AND AUTHORITY

         It is agreed that the Named Corporation shall act on behalf of the Subsidiaries, the Named Parent and all Insureds with respect to the giving of notice of Claim or giving and receiving notice of cancellation, the payment of premiums and the receiving of any return premiums that may become due under this policy, the receipt and acceptance of any endorsements issued to form a part of this policy and the exercising or declining to tender the defense of an Employment Practices Claim to the Insurer and the exercising or declining of any right to a Discovery Period.

                                     XVII.

Clause 17. Action Against Insurer is deleted in its entirety and replaced by the following:

17.      ACTION AGAINST INSURER

         Except as provided in Clause 19 of the policy, no action shall lie against the Insurer unless, as a condition precedent thereto, there shall have been full compliance with all of the terms of this policy, nor until the amount of the Insureds' obligation to pay shall have been finally determined either by judgment against the Insureds after actual trial or by written agreement of the Insureds, the claimant and the Insurer.

         Any person or organization or the legal representative thereof who has secured such judgment or written agreement shall thereafter be entitled to recover under this policy to the extent of the insurance afforded by this policy. No person or organization shall have any right under this policy to join the Insurer as a party to any action against the Insureds or the Company to determine the Insureds' liability, nor shall the Insurer be impleaded by the Insureds or the Company or their legal representatives. Bankruptcy or insolvency of the Company or the Insureds or of their estates shall not relieve the Insurer of any of its obligations hereunder.

                                      XIX.

The following Clauses are hereby added to this policy:

18. PRE-AUTHORIZED CLASS ACTION EMPLOYMENT PRACTICES DEFENSE ATTORNEYS

         Only with respect to an Employment Practices Claim in the form of a class action (hereinafter a "Class Employment Practices Claim"):

         Affixed as Appendix A hereto and made a part of this policy is a list of Panel Counsel law firms ("Panel Counsel Firms") from which a selection of legal counsel shall be made to conduct the defense of any Class Employment Practices Claim against an Insured pursuant to the terms set forth below.

         In the event the Insurer has assumed the defense pursuant to Clause 9 of this policy, then the insurer shall select a Panel Counsel Firm to defend the Insureds. Upon the written request of the Named Corporation, the Insurer may consent to a law firm selected by the Named Corporation, whether or not a Panel Counsel Firm, to defend the Insureds, which consent shall not be unreasonably withheld. If at any time thereafter a dispute arises between the Insurer and the Insureds involving the defense of the Claim, the Insurer and the Insured shall select a mutually agreeable replacement defense counsel from the Panel Counsel list.

         In the event the Insureds are defending the Class Employment Practices Claim, then the Insureds shall select a Panel Counsel Firm to defend the Insureds.

         The selection of the Panel Counsel Firm, whether done by the Insurer or the Insureds pursuant to the above rules, shall be from the jurisdiction in which the Class Employment Practices Claim is brought. In the event a Class Employment Practices Claim is brought in a jurisdiction not included on the list, the selection shall be made from a listed jurisdiction which is the nearest geographic jurisdiction to either where the Class Employment Practices Claim is maintained or where the corporate headquarters of the Named Corporation is located. In such instance the Insureds also may, with the consent of the Insurer, which consent shall not be unreasonably withheld, select a non-Panel Counsel Firm in the jurisdiction in which the Class Employment Practices Claim is brought to function as "local counsel" on the Class Employment Practices Claim to assist the Panel Counsel Firm which will function as "lead counsel" in conducting the defense of the Class Employment Practices Claim.

         With the express prior written consent of the Insurer, an Insured may select a Panel Counsel Firm different from that selected by other Insured defendants if such selection is required due to an actual conflict of interest or is otherwise reasonably justifiable.

         The list of Panel Counsel Firms may be amended. from time to time BY the Insurer. However, no change shall be made to the specific list attached to this policy during the Policy Period without the consent of the Named Corporation.

19.      ARBITRATION

         It is hereby understood and agreed that all disputes or differences which may arise under or in connection with this policy, whether arising before or after termination of this policy, including any determination of the amount of Loss, shall be submitted to the American Arbitration Association under and in accordance with its then prevailing commercial arbitration rules. The arbitrator's shall be chosen in the manner and within the time frames provided by such rules. If permitted under such rules, the arbitrators shall be three disinterested individuals having knowledge of the legal, corporate management, or insurance issues relevant to the matters in dispute.

         Any party may commence such arbitration proceeding in either New York, New York; Atlanta, Georgia; Chicago, Illinois; or Denver, Colorado. The arbitrators shall give due consideration to the general principles of Delaware law in the construction and interpretation of the provisions of this policy; provided, however, that the terms, conditions, provisions and exclusions of this policy are to be construed in an evenhanded fashion as between the parties, including without limitation, where the language of this policy is alleged to be ambiguous or otherwise unclear, the issue shall be resolved in the manner most consistent with the relevant terms, conditions, provisions or exclusions of the policy (without regard to the authorship of the language, the doctrine of reasonable expectation of the parties and without any presumption or arbitrary interpretation or construction in favor of either party or parties, and in accordance with the intent of the parties).

         The written decision of the arbitrators shall be provided to both parties and shall be binding on them. The arbitrators' award shall not include attorney fees or other costs.

         Each party shall bear equally the expenses of the arbitration.

20.      HEADINGS

The descriptions in the headings of this policy are solely for convenience, and form no part of the terms and conditions of coverage.

                                      XX.

IMPORTANT: READ CAREFULLY

It is further understood and agreed that this policy will automatically convert to the new policy form entitled DIRECTORS AND OFFICERS LIABILITY AND PRIVATE COMPANY REIMBURSEMENT INSURANCE POLICY form number 63274 and 63273 (12/95) (hereinafter "New Form") without any further consent from the Insured being required. This conversion shall be effective immediately as of the date and time the New Form is approved by the appropriate insurance department in the state of domicile of the Named Corporation as listed in Item.1 of the Declarations page under "MAILING ADDRESS." The Insurer is hereby authorized to replace this policy form and re-issue this coverage on the New Form after this date. The physical re-issuance of the policy form shall not be a condition precedent to effectiveness of this paragraph, but such re-issuance shall be done as soon as practicable.

The undersigned authorized representative and the Insured(s) hereby acknowledges the terms and conditions set forth in this endorsement including but not limited to clause XX. above.



                                                       -------------------------
                                                       AUTHORIZED REPRESENTATIVE

The fact that this endorsement is acknowledged by the signature of the authorized representative of the Insureds above shall not limit the effectiveness of any other endorsement attached to this policy which does have such an acknowledgment,

ALL OTHER TERMS, CONDITIONS AND EXCLUSIONS REMAIN UNCHANGED.

============================================================================
                        American International Companies

    Directors and Officers Insurance and Corporate Reimbursement Application

-----------------------------------------------------------------------------
            Name of Insurance Company to which Application is made.
                          (herein called the Insurer)

NOTICE: THE POLICY PROVIDES THAT THE LIMIT OF LIABILITY AVAILABLE TO PAY JUDGMENTS OR SETTLEMENTS SHALL BE REDUCED BY AMOUNTS INCURRED FOR LEGAL DEFENSE. FURTHER NOTE THAT AMOUNTS INCURRED FOR LEGAL DEFENSE SHALL BE APPLIED AGAINST THE RETENTION AMOUNT. IF A POLICY IS ISSUED, THE APPLICATION WILL BE ATTACHED TO AND BECOME A PART OF THE POLICY. THEREFORE IT IS NECESSARY THAT ALL QUESTIONS BE ANSWERED ACCURATELY AND COMPLETELY.

           IF A POLICY IS ISSUED, IT WILL BE ON A CLAIMS-MADE BASIS.
-------------------------------------------------------------------------------
1.  APPLICANT'S

    (a) Corporation name   ZEROS USA, inc.

    (b) State or incorporation  Texas

    (c) Date of incorporation   November 12, 1996

    (d) Address  507 North Belt East, Suite 550
                 Houston, TX 77060

    (e) Nature of business Sells license for Energy Recycling Technology

    (f) Primary SIC code(s)

    (g) Corporation has continually been operating since November 12, 1996

    (h) Total number of locations (please check) one X  two    three

        more than three                             ----   ----     ----
                      ----
    (i) Does the Applicant operate any retail outlets Yes    No X
                                                        ----  ----
        If yes total number of retail outlets
                                             -------.    ----   ----

2.  (a) Amount of insurance requested:               $1,000,000

    (b) Self-insured retention desired (each loss)   $  100,000
                                                    -----------

3.  STOCK OWNERSHIP

    (a) Total number of voting shares outstanding 10,500,000
                                                 ----------
    (b) Total number of voting shareholders 119
                                           ----
    (c) Total number of voting shares owned by its Directors (direct and beneficial) 9,000,000
                   ---------
    (d) Total number of voting shares owned by its Officers (direct and beneficial) who are not Directors none
                                        -----

-------------------------

                        AMERICAN INTERNATIONAL COMPANIES
--------------------------------------------------------------------------------

        (e) Does any shareholder own five percent or more of the voting shares directly or beneficially? If so, designate name and percentage of holdings. (If no such shareholders, check here "none" ________.) Yes. Steve Clark 41.20%


        (f) Are there any other securities convertible to voting stock? If so, describe fully. (If none, check here "none" ________.) 10,000,000 Preferred Stock/None Issued


4.      (a)     Complete list of all Directors of the Corporation named in 1(a)
                above by name and affiliation with other corporations. (If included as an attachment herein, check here ___X____.)


        (b) Complete list of all Officers of the Corporation named in 1(a) above by name and affiliation with other corporations. (If included as an attachment herein, check here ___X____.)


5.      List of all direct and indirect Subsidiary corporations: NONE

           BUSINESS OR TYPE  PERCENTAGE OF  DATE ACQUIRED  DOMESTIC OR FOREIGN AND
NAME       OF OPERATION      OWNERSHIP      OR CREATED     COUNTRY OF INCORPORATION
---------- ----------------- -------------- -------------- ------------------------






Coverage to include all Subsidiaries? Yes ___ No ___ If yes, include complete list of Directors and Officers of each Subsidiary. If no, include complete list of Directors and Officers of each Subsidiary for which coverage is requested. If included as an attachment herein, check here ________. N/A


6. Are any plans for merger, acquisition or consolidation of or by the Applicant or any of its Subsidiaries being considered? Yes ___ No_X_


        (a) If so, have they been approved by the board of directors? Yes ___ No ___ Date ___________________


        (b) If so, have they been submitted to the shareholders for approval? Yes ___ No ___ Date for approval ___________________


7. Does the Applicant or any of its Subsidiaries anticipate any registration of securities under the Securities Act of 1933 or any other offering of securities within the next year? Yes _X_ No ___ (If yes, give details and submit offering materials if available.) Company preparing SEC Form 10


8. There has not been nor is there now pending any claims(s) against any person proposed for insurance in his or her capacity of either Director or Officer of the named Applicant or any of its Subsidiaries except as follows. (Attach complete details. If no such claims, check here "none" ___X___.)


9. No Director or Officer has knowledge or information of any act, error or omission which might give rise to a claim under the proposed policy except as follows. (Attach complete details. If they have no such knowledge or information, check here "none" ___X___.)

                        AMERICAN INTERNATIONAL COMPANIES
--------------------------------------------------------------------------------

10. Has the Applicant, any of its Subsidiaries or any Director and/or Officer:

    (a)  Been involved in any antitrust, copyright or patent litigation?
         Yes      No   X
            -----    -----

    (b) Been charged in any civil or criminal action or administrative proceeding with a violation of any federal or state antitrust or
         fair trade law?  Yes      No   X
                             -----    -----

    (c) Been charged in any civil or criminal action or administrative proceeding with a violation of any federal or state securities law
         or regulation?  Yes      No   X
                            -----    -----

    (d)  Been involved in any representative actions, class actions, or
         derivative suits?   Yes      No   X
                                -----    -----

(If any of the above are answered yes, attach full details.)

It is agreed that with respect to Questions 9 and 10 above, that if such knowledge, information or involvement exists, any claim or action arising therefrom is excluded from the proposed coverage.

11. Previous Directors and Officers Insurance  N/A

    (a)  Name of insurance company

    (b)  Limit of liability

    (c)  Self-insured retention

    (d)  Policy expiration date

    (e)  Premium (indicate one year or other)

    (f)  Loss experience (Attach full details. If no losses, check here: ____)

12. Has any insurance carrier refused, cancelled or nonrenewed coverage?
    Yes      No   X
       -----    -----
    (If yes, attach full details including when and reason.)

13. Name of Risk Manager (or equivalent position) and number of years in current position

    Cruz C. Alderete    Since 11/12/96

14. Attach copies of the following for the Applicant and, to the extent available, each of its Subsidiaries.

    (a)  Latest annual report  N/A

    (b) Latest 10K report filed with the SEC (if the Company is publicly traded) N/A

    (c) Latest interim financial statement available Being prepared by auditors

    (d) All proxy statements and Notices of Annual Meeting of Stockholders within the last twelve months N/A

    (e) All registration statements filed with the SEC within the last twelve months (if the Company is Publicly traded) N/A

    (f) Copy (certified by Corporate Secretary) of the indemnification provisions of the charter and the by laws. Also attach a copy of any corporate indemnification agreement

                       AMERICAN INTERNATIONAL COMPANIES
================================================================================

It is agreed that the Applicant will file with the Insurer, as soon as it becomes available, a copy of each registration statement and annual or interim report which the Applicant or any Subsidiary may from time to time file with the Securities and Exchange Commission.

--------------------------------------------------------------------------------

THE UNDERSIGNED AUTHORIZED OFFICER OF THE APPLICANT DECLARES THAT THE STATEMENTS SET FORTH HEREIN ARE TRUE. THE UNDERSIGNED AUTHORIZED OFFICER AGREES THAT IF THE INFORMATION SUPPLIED ON THIS APPLICATION CHANGES BETWEEN THE DATE OF THIS APPLICATION AND THE EFFECTIVE DATE OF THE INSURANCE, HE/SHE (UNDERSIGNED) WILL, IN ORDER FOR THE INFORMATION TO BE ACCURATE ON THE EFFECTIVE DATE OF THE INSURANCE, IMMEDIATELY NOTIFY THE INSURER OF SUCH CHANGES, AND THE INSURER MAY WITHDRAW OR MODIFY ANY OUTSTANDING QUOTATIONS AND/OR AUTHORIZATIONS OR AGREEMENTS TO BIND THE INSURANCE.

SIGNING OF THIS APPLICATION DOES NOT BIND THE APPLICANT OR THE INSURER TO COMPLETE THE INSURANCE, BUT IT IS AGREED THAT THIS APPLICATION SHALL BE THE BASIS OF THE CONTRACT SHOULD A POLICY BE ISSUED, AND IT WILL BE ATTACHED TO AND BECOME PART OF THE POLICY.

ALL WRITTEN STATEMENTS AND MATERIALS FURNISHED TO THE INSURER IN CONJUNCTION WITH THIS APPLICATION ARE HEREBY INCORPORATED BY REFERENCE INTO THIS APPLICATION AND MADE A PART HEREOF.

NOTICE TO NEW YORK AND OHIO APPLICANTS: ANY PERSON WHO KNOWINGLY AND WITH INTENT TO DEFRAUD ANY INSURANCE COMPANY OR OTHER PERSON FILES AN APPLICATION FOR INSURANCE OR STATEMENT OF CLAIM CONTAINING ANY MATERIALLY FALSE INFORMATION, OR CONCEALS FOR THE PURPOSE OF MISLEADING, INFORMATION CONCERNING ANY FACT MATERIAL THERETO, COMMITS A FRAUDULENT INSURANCE ACT, WHICH IS A CRIME.


Signed          /s/ S. CLARK
      -----------------------------------
                 (Applicant)

Date            May 19, 1997
    -------------------------------------

Title           President                   Corporation       [SEAL]
     ------------------------------------              ------------------------
     (must be signed by Chairman of the
      Board or President)

Attest
      -----------------------------------

Broker
      -----------------------------------

Address
       ----------------------------------

       ----------------------------------

Please read the following statement carefully and sign on the next page where indicated. If a policy is issued, this signed statement will be attached to the policy.

                       AMERICAN INTERNATIONAL COMPANIES
================================================================================

The undersigned authorized officer of the Applicant hereby acknowledges that he/she is aware that the limit of liability contained in this policy shall be reduced, and may be completely exhausted, by the costs of legal defense and in such event, the Insurer shall not be liable for the costs of legal defense or for the amount of any judgment or settlement to the extent that such exceeds the limit of liability of this policy.

The undersigned authorized officer of the Applicant hereby further acknowledges that he/she is aware that legal defense costs that are incurred shall be applied against the retention amount.


Signed     /s/ S. CLARK
      ---------------------------------------

Date       May 19, 1997
    -----------------------------------------

Title       President
     ----------------------------------------
     (must be signed by Chairman of the Board or President)

DIRECTORS OF THE COMPANY

                       Beneficial
Director                 Shares          Stock          Total             %
--------                 Owned         Warrants        Shares        Ownership
                       ----------      --------        ------        ---------

Steve Clark            4,328,000            -0-       4,328,000        41.20
OCS, Inc./President

Jesse Blanco             200,000        200,000         400,000         3.80
Private Practice

Chet Gutowsky            100,000        212,000         312,000         3.00
No other affiliation

R. J. Simmons, Jr.       100,000        220,000         320,000         3.04
No other affiliation

Celso Suarez             100,000        220,000         320,000         3.04
Private Practice


OFFICERS OF THE COMPANY

                       Beneficial
Director                 Shares         Stock            Total           %
--------                  Owned         Warrants        Warrants      Ownership
                       ----------       --------        --------      ---------

Steve Clark            4,328,000             -0-        4,328,000       41.20
OCS, Inc./President

Jesse Blanco             200,000         200,000          400,000        3.80
Private Practice

Chet Gutowsky            100,000         212,000          312,000        3.00
No other affiliation